UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Reis, Inc.

(Exact name of registrant as specified in its charter)

Maryland	13-3926898

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

530 Fifth Avenue, 5th Floor, New York, New York	10036

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $.02 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐
Securities Act registration statement file number to which this form relates:                      (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EX-4.1: SPECIMEN STOCK CERTIFICATE

Explanatory Note:
This registration statement on Form 8-A is being filed by Reis, Inc., a Maryland corporation (the “Company”), to reflect the listing of Reis’s Common Stock, par value $.02 per share (the “Common Stock”), on the Nasdaq Global Market (“NASDAQ”), subsequent to the voluntary delisting of the Common Stock from The American Stock Exchange (the “AMEX”).
The Company anticipates that the listing of the Common Stock on the AMEX will be terminated prior to the opening of trading on November 30, 2007, and that trading of the Common Stock on NASDAQ will begin on November 30, 2007.
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Common Stock contained under the caption “Authorized Capital Stock of Wellsford – Description of Wellsford Common Stock” in the Company’s proxy statement/prospectus dated May 2, 2007, which forms a part of the Company’s registration statement on Form S-4 (Registration No. 333-139705), filed with the Securities and Exchange Commission on December 28, 2006 and amended on March 9, 2007, April 11, 2007 and April 30, 2007, is incorporated by reference herein.
Item 2. Exhibits.
The following exhibits are filed herewith or are incorporated by reference as indicated below:

Exhibit Number	Description
3.1	Articles of Amendment and Restatement of Wellsford Real Properties, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 (Registration No. 333-32445) filed on July 30, 1997)

3.2	Articles Supplementary of Wellsford Real Properties, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 21, 2006)

3.3	Articles of Amendment of Wellsford Real Properties, Inc. (effecting change of name to “Reis, Inc.”) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 4, 2007)

3.4	Amended and Restated Bylaws of Wellsford Real Properties, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on October 3, 2005)

Exhibit Number	Description
3.5	Amendment to Amended and Restated Bylaws of Wellsford Real Properties, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on March 24, 2006)

3.6	Second Amendment to Amended and Restated Bylaws of Wellsford Real Properties, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 9, 2007)

4.1	Specimen Stock Certificate for Common Stock

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REIS, INC.
/s/ Mark P. Cantaluppi
Name:	Mark P. Cantaluppi
Title:	Vice President & Chief Financial Officer

Date:	November 29, 2007